UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 7, 2003

ANGELO AND MAXIE’S, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9684	33-0147725
(State of other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 North Riverside, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code		(312) 466-3950

(Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS

On October 7, 2003 the Registrant issued a press release announcing that its Board of Directors has approved a proposal to sell two of its two remaining steakhouses and all intellectual property related to the Angelo and Maxie’s Steakhouse concept.  The proposed sale is subject to the completion of definitive agreements and no assurances can be given that the sale will be consummated.  The Registrant hereby incorporates by reference the information set forth in the press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release dated October 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELO AND MAXIE’S, INC. (Registrant)

Date: October 9, 2003	By:	/s/ EMANUEL N. HILARIO
Emanuel N. Hilario
Vice President and Chief Financial Officer